EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-292415) of our report dated April 2, 2026, except for Note 2, 4, 5, and 18 which are dated June 12, 2026, with respect to the consolidated financial statements of Infobird Co., Ltd and its subsidiaries, appearing in this Annual Report on Amendment No. 1 to Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

June 12, 2026